SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  May 14, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue
Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (904) 737-0811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)         Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014 the Company's stockholders approved an amendment and restatement of the 2006 Equity Incentive Plan (the "2006 Plan") in the form of the Second Amended and Restated 2006 Equity Incentive Plan ("Restated Plan"). The Restated Plan will replace the 2006 Plan. The Restated Plan provides flexibility to the compensation committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. The Restated Plan will expire on May 14, 2024.
Under the Restated Plan: (i) the maximum number of shares of common stock to be issued under the Restated Plan is 500,000 shares; (ii) shares tendered or held back for taxes will not be added back to the reserved pool under the Restated Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool; (iii) the award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted; (iv) minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards; (v) without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price; and (vi) any material amendment to the Restated Plan is subject to approval by our stockholders.

The Plan was filed as Appendix A to the Company’s definitive proxy statement filed April 4, 2014 and the terms thereof are incorporated herein by reference.

Item 5.07(a), (b) and (d)         Submission of Matters to a Vote of Security Holders

On May 14, 2014, the Company held an annual meeting of its stockholders to vote on the following proposals:

Proposal One : The board of directors nominated two nominees to stand for election at the 2014 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2017 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donna R. Ecton	6,811,641	325,682	4,135,097
Scott M. Gallin	6,807,799	329,524	4,135,097

Proposal Two : To approve an advisory resolution on executive compensation for fiscal year 2013. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2013 has been approved.

For	Against	Abstain	Broker Non-Votes
4,532,216	2,536,156	68,951	4,135,097

Proposal Three : The board of directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered certified public accounting firm for fiscal 2014. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, the appointment of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain
9,896,386	1,261,566	114,468

Proposal Four : To approve the Company’s 2014 Second Amended and Restated 2006 Equity Incentive Plan. In accordance with the voting results listed below, the Company’s 2014 Restated Plan as amended and restated has been approved.

For	Against	Abstain	Broker Non-Votes
4,512,609	2,552,693	72,021	4,135,097
Item 9.01: Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Second Amended and Restated 2006 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed April 4, 2014).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BODY CENTRAL CORP.
(registrant)

By:	/s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary
May 15, 2014